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                                                                  Exhibit 10.15


                                  TEAMING AGREEMENT

                   TRANSFORMATION PROCESSING INC. (HEREIN "TPI")
                      AND SHL SYSTEMHOUSE INC. (HEREIN "SHL")

                                 KEY BUSINESS TERMS

1.   BACKGROUND/SCOPE

     SCOPE: TPI and SHL (collectively, the "Parties") desire to jointly participate to the extent described in this Key Business Terms Document (the "Key Terms Document") relating to a contemplated definitive Teaming Agreement (the "Agreement") in the preparation of proposals ("Proposals") and presentations to qualified prospects and/or existing customers for the purpose of providing a joint solution and subsequent services for their Year/2000 business needs. In the majority of prospect or customer engagements, it is anticipated that the relationship of the Parties is that SHL will act as Sub-Contractor to provide some or all of the required Scan, Repair and testing services (customer site), or emulated hot site environment (i.e. Comdisco). Other professional services may be required.

     KEY BUSINESS RELATIONSHIP: IBS Conversions Inc,., founded in 1982 and headquartered in Chicago, Illinois, is a recognized leader in automated conversion/migration software and consulting. IBS has translated millions of lines of code for companies worldwide and this year, anticipates revenues to realize $90 million USD.

     Based on its many years of conversion tool development and conversion project experience, IBS Year/2000 offering includes:

          - Full project Analysis, Pilot Project and Repair, staffing and management/methodology
          -    Conversion Factories for both mainframe and AS/400 environments
          -    Project Methodology
          -    Project Methodology training
          -    Qwik-Sizer Analysis

     TPI has an agreement with IBS whereby TPI will, under IBS license, provide in those capabilities and services in North America - specifically Canada.

     TPI has certain proprietary rights with regard to further licensing of the IBS offering in Canada.


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TRANSFORMATION PROCESSING INC.        DATE        TEAMING AGREEMENT - TPI/SHL
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     CONTRACT:  The Parties will attempt to contract jointly with customers wherever possible with SHL acting as Prime Contractor. The Parties will enter into agreements with each other wherein each will provide services and deliverables consistent with the commitments agreed upon in the Proposal to such customers. Neither Party shall be obligated to make commitments beyond the commitments made by that Party in the Proposal. If required, the Parties will contract separately to provide the commitments agreed upon in the Proposal to the customers. Any such arrangement would be governed by the customer contract.

     NO AGENCY RELATIONSHIP: The Parties are and will act solely as independent contractors. Neither Party shall have the authority to bind the other without first obtaining the prior written consent of the other.

2.   RESPONSIBILITIES OF BOTH PARTIES

     RESPONSES TO PROPOSAL/MARKETING MATERIALS: Joint preparation/presentation of responses to proposals, preparation/distribution of marketing materials, and attendance at trade shows and conferences, with each Party performing the portion related to the work to be performed. Each Party will be responsible for promptly communicating with qualified prospects and will bear its own costs in performing these obligations. Each Party will be responsible for determining that the prospects are serious prospects with the need for both Party's products and services, and the means to pay for them.

     METHODOLOGIES: The Parties will share Year/2000 methodologies and work together to ensure the appropriate linkages between the IBS/Solution 2000-TM- and the SHL Transform-TM- methodology. This is particularly applicable to the "front end" portion of the methodologies in order that subsequent scan and repair work can be appropriately allocated.

     MARKETING PLAN: To the extent deemed necessary, both Parties will jointly develop a marketing plan. SHL's responsibilities in the marketing plan are to include target offices where they feel specific assistance provided by TPI would be logical.

     PREFERRED VENDOR: TPI will reference SHL in all proposals and presentations as TPI's Preferred Firm for Year/2000 Project Management and/or Systems Integration in the Territory. TPI is prepared to provide first right of refusal for Year/2000 Project Management and/or Systems Integration. SHL will reference TPI in all proposals and presentations as SHL s Preferred Vendor of Year/2000 Conversion and Scanning Services in the Territory. The "Territory" will consist of the United States, Canada and Mexico. The Parties will use their respective good faith efforts to expand the Territory to include additional countries of promising opportunity as later identified. Consistent with the preferred status given to the other Party, each Party will share all appropriate engagements with each other.

     COMPETITORS: Neither Party shall provide information about the other Party, or its services or products, to the other Party's competitors as identified by each Party from time to time.


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TRANSFORMATION PROCESSING INC.        DATE        TEAMING AGREEMENT - TPI/SHL
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     PRESS RELEASES:  On or before ten (10) days after this Key Terms Document is signed, the Parties will issue a joint press release detailing their intent to work together.

3.   ADDITIONAL RESPONSIBILITIES OF TPI

     PEOPLE: One person, Peter Ross, will be available to assist John Gardner in performing TPI's obligations under this Key Terms Document and the Agreement.

     SERVICE DATES: TPI will provide immediate Scan and Repair service at its Year/2000 Partner/IBS Conversion Factory.

     CONVERSION FACTORY: TPI will install Conversion Factory Module One for Year/2000 Scan and Repair in a space contiguous with its current Mississauga locations.

          - Scanning production will occur in the sixty (60) to ninety (90) day time frame.
          - Repair production in ninety (90) to one hundred and twenty (120) days.

     INITIAL CAPACITY: Conversion Factory Module One will have a repair capacity of four (4) million lines of code per month.

     REPAIRED CODE: TPI will deliver repaired code that is clean compiled and passes testing compilation. The repaired code may be further compiled in the customer's production environment at the unit test level and pass production acceptance as defined in the customer contract.

     RESERVE CAPACITY: TPI will make available to SHL, a reserve capacity of 75% of Conversion Factory Module One for a period of not less than twenty-four (24) months.

     TPI will provide SHL will first right refusal for capacity in subsequent Factory Modules, not to exceed 60% or 2.4 million lines of code per month.

     OPTIONAL - EARLY MAY MEETING: TPI will make a major presentation at this meeting. TPI is responsible for paying its expenses in connection with travel to, and making its presentation at, such meeting.

     TPI is prepared to conduct a three (3) or four (4) day IBM Institute Year/2000 Analysis Training Course for selected SHL or customer's personnel (SHL expense).

4.   ADDITIONAL RESPONSIBILITIES OF SHL

     PEOPLE: One person, John Gardner, will be available to assist Peter Ross in performing SHL's obligations under this Key Terms Document and the Agreement.


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TRANSFORMATION PROCESSING INC.        DATE        TEAMING AGREEMENT - TPI/SHL
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     VOLUME GUARANTEE:  SHL will guarantee to TPI repair volumes to be executed in Factory Module One as follows:

          1 Million Lines of Code            August 1, 1997
          2 Million Lines of Code            September 1, 1997
          3 Million Lines of Code            October 1, 1997
          A subsequent 3 million lines of code per month to September 1, 1999.

     OPTIONAL - SHL'S EARLY MAY MEETING: SHL will invite associates from all offices (with special encouragement to members of Target Offices) to discuss sample collateral materials, TPI's role, how the Parties will work together, etc. Meetings will be held in Toronto, Ontario on or about May 1st, 1997, and will be funded by SHL. TPI will be introduced as SHL's Preferred Vendor of Year/2000 Conversion and Scanning Services in the Territory at this meeting.

5.   EXPENSES AND COSTS

     Each Party is responsible for its own costs in connection with its obligations under this Key Terms Document and the Agreement. Joint obligations shall be identified and qualified by the Parties and a written agreement reached prior to commitment therefore. Neither Party shall be liable for costs incurred by the other, without such Party s written consent.

     The Parties will enter into agreements whereby SHL will be entitled to receive consideration in the form of "wholesale" pricing and/or a percentage of the then current end-user pricing paid to TPI. Consideration is with respect to scanning, converting and repair work performed at TPI's factory where SHL introduces the customers to TPI and:

          (a) the customer contracts with SHL and TPI separately to perform Year/2000 work; or
          (b)  SHL sub-contract the Year/2000 to TPI.

6.   CONFIDENTIAL AND PROPRIETARY INFORMATION

     STANDARD: Each Party may use trademarks, etc. of the other for purposes related to the scope of this Key Terms Document and the Agreement upon the prior written approval of the other Party, which approval shall not be unreasonably withheld.

7.   INDEMNIFICATION

     Each Party to indemnify the other for claims due to infringement of copyright, patent, trade secret, trademark, or other proprietary rights.

8.   LIMITATION OF LIABILITY


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TRANSFORMATION PROCESSING INC.        DATE        TEAMING AGREEMENT - TPI/SHL
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     Except for indemnification, each Party is limited in liability to the other for direct damages up to $250,000.00. Neither Party shall be liable to the other for indirect damages, etc. The specific terms and conditions of the contract will take precedence in all cases.

9.   TERM/TERMINATION

     TERM: The Agreement will have an initial term of two (2) years, with automatic renewals for consecutive one (1) year periods.

     TERMINATION: Either Party may terminate this Key Terms Document and the Agreement for any reason (or for no reason) upon sixty (60) calendar days prior written notice to the other. The Parties will be obligated to continue any ongoing proposals and projects past this sixty (60) day period.

10.  KEY BUSINESS CONTACTS

     DESIGNATED CONTACT FOR TPI:        Peter W. Ross

     TITLE:                             Vice President, Marketing

     DESIGNATED CONTACT FOR SHL:        John Gardner

     TITLE:                             Director

11.  MISCELLANEOUS

     NO ASSIGNMENT, without the written consent of the other Party.

     NOTICES:       Transformation Processing Inc.
                    2121 Argentia Road, Suite 200
                    Mississauga, Ontario     L5N 2X4

                    SHL Systemhouse Inc.
                    55 York Street, 7th Floor
                    Toronto, Ontario         M5J 1R7

     GOVERNING LAW / VENUE:   Ontario / Toronto, Ontario CANADA

     THE UNDERSIGNED AGREE THAT THE FOREGOING KEY BUSINESS TERMS ARE ACCEPTABLE AND FORM A BASIS UPON WHICH THE PARTIES MAY PROCEED AND MAY DEVELOP THE AGREEMENT.


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SHL Systemhouse Inc.

John Gardner
_______________________________________      TRANSFORMATION PROCESSING INC.
Full Legal Name of User (Please Print)

By: /s/ John Gardner                         By: /s/ Peter Ross
   ____________________________________         ______________________________
   (Signature)                                  (Signature)


John Gardner                                    Peter Ross
________________________________________     _________________________________
Name of Signing Officer (Please Print)       Name of Signing Officer (Please
Print)

Director                                     Vice President--Sales & Marketing
______________________________________       ___________________________________
Title (Please Print)                         Title (Please Print)



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TRANSFORMATION PROCESSING INC.        DATE        TEAMING AGREEMENT - TPI/SHL

Date  April 21, 1997                          Date  April 21, 1997
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